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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               MEMRY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                               MEMRY CORPORATION
                             3 Berkshire Boulevard
                           Bethel, Connecticut 06801
                                (203) 739-1100

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

                                                                October 29, 2001

To the Holders of Common Stock of
MEMRY CORPORATION

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Memry Corporation (the "Company") will be held at the Company's corporate headquarters located at 3 Berkshire Boulevard, Bethel, Connecticut 06801, on Wednesday, December 12, 2001, at 10:00 a.m., for the following purposes:

      1. To elect five persons to the Board of Directors, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

      2. To consider and vote upon an amendment to Memry Corporation's 1997 Long-Term Incentive Plan to reduce quarterly stock compensation granted to non-employee directors from $7,500 worth of stock to $3,000 worth of stock, to remove the vesting restrictions on such shares, and to provide for a quarterly grant to non-employee directors of options with a fair market value equal to $4,500, subject to vesting, all to be effective commencing with the third fiscal quarter of the 2002 fiscal year.

      3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on October 15, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after October 29, 2001, during ordinary business hours at the Company's principal executive offices located at the address first set forth above.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors,

                                          /s/ Robert P. Belcher
                                          Robert P. Belcher
                                          Secretary

Dated: Bethel, Connecticut
October 29, 2001

                               MEMRY CORPORATION
                             3 Berkshire Boulevard
                           Bethel, Connecticut 06801
                                (203) 739-1100

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        Annual Meeting of Stockholders
                         Wednesday, December 12, 2001

                               -----------------

                                 INTRODUCTION

   This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Memry Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 12, 2001, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions and, if no choice is specified, the proxies will be voted in favor of election of the five nominees for directors specified herein and in favor of the amendment to the Company's 1997 Long-Term Incentive Plan.

   The Company's Annual Report for the Company's fiscal year ended June 30, 2000 was mailed to stockholders, along with these proxy materials, on or about October 31, 2001.

   The Annual Meeting of Stockholders of Memry Corporation will be held on Wednesday, December 12, 2001 at the Company's corporate headquarters located at 3 Berkshire Boulevard, Bethel, Connecticut 06801, at 10:00 a.m. local time.

                      VOTING RIGHTS AND PROXY INFORMATION

   Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors, which has fixed the close of business on Monday, October 15, 2001 as the record date (the "Record Date") for the determination of holders of outstanding shares of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Holders of record of Common Stock at the close of business on October 15, 2001, are entitled to notice of and to vote at the meeting. As of October 15, 2001, there were issued and outstanding 23,748,958 shares of the Company's Common Stock, each entitled to one vote, which were held of record on such date by approximately 901 record holders. All five directors shall be elected by a plurality of the shares of the Company's Common Stock present and voting (in other words, the five individuals receiving the largest number of votes will be elected). The affirmative vote of the holders of a majority of the present and voting shares of the Company's Common Stock is required for the adoption of the resolution authorizing and approving the amendment (the "Amendment") to Memry Corporation's 1997 Long-Term Incentive Plan (the "Plan"). A copy of the Plan as amended by the Amendment is attached hereto as Exhibit A. Shares that abstain from voting on approval of the Amendment, as well as broker non-votes, would not be counted either in favor of or against the proposal.

   All shares of the Company's Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions indicated on the proxies unless such proxies have previously been revoked. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the Company's nominees as directors and FOR the adoption of a resolution approving the Amendment. See "PROPOSAL NO. 1--ELECTION OF DIRECTORS" and "PROPOSAL NO. 2--AMENDMENT TO MEMRY

CORPORATION'S 1997 LONG-TERM INCENTIVE PLAN." If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Annual Meeting may be adjourned, and additional proxies solicited, if at the time of the Annual Meeting a quorum is not present. Any adjournment of the Annual Meeting would require the affirmative vote of the holders of at least a majority of the shares of the Company's Common Stock represented at the Annual Meeting (regardless of whether such shares constituted a quorum).

   Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the Annual Meeting and voting in person, by executing a later-dated proxy relating to the same shares or by a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to the Secretary of the Company prior to the vote at the Annual Meeting. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 3 Berkshire Boulevard, Bethel, Connecticut 06801, Attention: Robert P. Belcher, Secretary.

   In addition to the use of the mail, proxies may be solicited via personal interview and telephone or telegraph by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Company's Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

   The stockholders of the Company have no dissenters' rights in connection with the election of directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of October 18, 2001, information regarding beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock (based on information furnished to the Company on behalf of such persons or otherwise known to the Company), (ii) each of the directors of the Company and nominees for director of the Company, (iii) each of the executive officers named in the annual compensation table captioned "Summary Compensation Table" below, and (iv) all current directors and executive officers as a group. Beneficial ownership of a security is determined pursuant to Section 13d-3 of the Securities Exchange Act of 1934, as amended. A person is deemed to be the beneficial owner of a security, subject to Section 13d-3(b) if, among other things, that person has the right to acquire such security within 60 days.

                                 COMMON STOCK

                                                                                   Percentage of
Name and Address                                             Amount and Nature of  Common Stock
of Beneficial Owner                                          Beneficial Ownership Outstanding (1)
-------------------                                          -------------------- ---------------
Connecticut Innovations, Incorporated.......................      2,784,563(2)         11.17%
40 Cold Spring Road
Rocky Hill, Connecticut 06067
Raychem Corporation.........................................      1,662,928             7.00%
300 Constitution Drive
Menlo Park, California 94025
James G. Binch..............................................        905,855(3)          3.72%
362 Canoe Hill Road
New Canaan, Connecticut 06840
Jack H. Halperin, Esq.......................................        240,848(4)          1.01%
361 Silver Court
Woodmere, New York 11598
W. Andrew Krusen, Jr........................................        710,908(5)          2.97%
7650 Courtney Campbell Causeway
Suite 1120
Tampa, Florida 33607
Patrick F. Cleary...........................................         61,595                *
416 Roundhouse Creek Road
Trinidad, California 95570
Kempton J. Coady, III.......................................        238,304(6)          1.00%
4 Fernwood Road
Westport, Connecticut 06880
Robert J. Thatcher..........................................         65,894(7)             *
76 Old Trolley Road
Ridgefield, CT 06877
Robert P. Belcher...........................................        123,750(8)             *
100 Cedar Hill Road
Easton, Connecticut 06612
Ming H. Wu..................................................         59,900(9)             *
12 Briar Cliff Manor
Bethel, Connecticut 06801
Joseph Pasqualucci..........................................         65,000(10)            *
64 Maple Tree Hill Road
Southbury, Connecticut 06488
Dr. Andrew L. Lux(11).......................................              0                0
6591 Dunbarton Road
Hudson, Ohio 44236
All directors and executive officers as a group (10 persons)      2,472,054(12)         9.93%

--------
 *  Less than one percent.
(1) In each case where shares subject to warrants or options are included as beneficially owned by an individual or group, the percentage of all shares owned by such individual or group is calculated as if all such warrants or options had been exercised prior to such calculation.
(2) Includes (i) 482,450 shares of Common Stock for which Class I warrants issued by the Company to Connecticut Innovations Incorporated ("CII") may be exercised at $0.853 per share, which warrants expire on April 25, 2002, and (ii) 705,485 shares of Common Stock for which Class II warrants issued by the Company to CII may be exercised at $1.19 per share, which warrants expire on April 25, 2002. The expiration dates of these warrants are subject to extension under certain circumstances.
(3) Includes currently exercisable options (or options exercisable within 60 days of October 18, 2001) to purchase (i) 200,000 shares of Common Stock at $1.50 per share, (ii) 20,000 shares of Common Stock at $1.78 per share,
    (iii) 256,482 shares of Common Stock at $4.00 per share, (iv) 25,000 shares of Common Stock at $2.00 per share, (v) 30,000 shares of Common Stock at $2.81 per share, (vi) 8,333 shares of Common Stock at $2.00 per share,
    (vii) 10,000 shares of Common Stock at $2.81 per share, (viii) 8,333 shares of Common Stock at $2.00 per share, and (ix) 10,000 shares of Common Stock at $2.81 per share. Additional options granted to Mr. Binch to purchase (i) 85,001 shares of Common Stock at $4.00 per share, (ii) 25,000 shares of Common Stock at $2.00 per share, (iii) 90,000 shares of Common Stock at $2.81 per share, (iv) 4,167 shares of Common Stock at $2.00 per share, (v) 18,897 shares of Common Stock at $2.81 per share, (vi) 4,167 shares of Common Stock at $2.00 per share, and (vii) 18,897 shares of Common Stock at $2.81 per share will not be exercisable within 60 days of October 18, 2001. Also includes 1,007 shares of Common Stock owned by Mr. Binch's daughter. Mr. Binch disclaims beneficial ownership of such shares owned by his daughter. Also includes 177,532 shares of Common Stock owned by Harbour Investment Corporation. Mr. Binch is the President, Chief Executive Officer and sole shareholder of Harbour Investment Corporation. Also includes currently exercisable warrants to purchase 25,000 shares of Common Stock at $2.25 per share.
(4) Includes currently exercisable warrants to purchase 75,000 shares of Common Stock at $2.25 per share.
(5) Includes 200,000 shares of Common Stock owned by WIT Ventures, LTD. ("WIT"), 20,000 shares of Common Stock owned by DFG Canada, Ltd., 8,000 shares of Common Stock owned by Krusen-Vogt & Co, 250,000 shares of Common Stock owned by Dominion Financial Group International LLC ("DFGI"), and 25,000 shares owned by Dominion Capital Management ("DCM"). Also includes warrants currently exercisable to purchase (i) 30,000 shares of Common Stock at $2.25 per share owned by DFGI, (ii) 93,000 shares of Common Stock at $2.25 per share owned by WIT, and (iii) 25,000 shares of Common Stock at $2.25 per share owned by DCM. Mr. Krusen is the President and a principal shareholder of JAWIT Corporation, which is the managing General Partner of WIT, President of DFG Canada, Ltd., a General Partner of Krusen-Vogt & Co. and a limited partner of WIT. In addition, Mr. Krusen is the chairman of the Executive Committee of DFGI, and also indirectly beneficially owns certain outstanding securities of DFGI through WIT.
(6) Includes currently exercisable warrants to purchase 100,000 shares of Common Stock at $2.25 per share.
(7) Includes currently exercisable warrants to purchase 25,000 shares of Common Stock at $2.25 per share.
(8) Includes currently exercisable options (or options exercisable within 60 days of October 18, 2001) to purchase 75,000 shares of Common Stock at $2.00 per share and 5,750 shares of Common Stock at $2.81 per share. Additional options granted to Mr. Belcher to purchase (i) 50,000 shares of Common Stock at $2.00 per share, (ii) 17,250 shares of Common Stock at $2.81 per share, (iii) 40,000 shares of Common Stock at $1.10 per share, and (iv) 100,000 shares of Common Stock at $0.91 per share will not be exercisable within 60 days of October 18, 2001.
(9) Includes currently exercisable options (or options exercisable within 60 days of October 18, 2001) to purchase (i) 14,500 shares of Common Stock at $1.50 per share (ii) 7,500 shares of Common Stock at $4.00 per share, (iii) 22,000 shares of Common Stock at $1.78 per share, (iv) 9,950 shares of Common Stock at $2.00 per share, and (v) 2,450 shares of Common Stock at $2.81 per share. Options granted to Dr. Wu to purchase (i) 2,500 shares of Common Stock at an exercise price of $4.00 per share, (ii) 7,350 shares of Common Stock at an exercise price of $2.81 per share, (iii) 9,950 shares of Common Stock at an exercise price of $2.00 per share, and (iv) 25,000 shares of Common Stock at an exercise price of $1.10 per share are not exercisable within 60 days of October 18, 2001.

(10)Includes currently exercisable options (or options exercisable within 60 days of October 18, 2001) to purchase (i) 7,500 shares of Common Stock at $3.00 per share, (ii) 50,000 shares of Common Stock at $2.00 per share,
    (iii) 3,750 shares of Common Stock at $2.81 per share, and (iv) 3,750 shares of Common Stock at $1.75 per share. Additional options granted to Mr. Pasqualucci to purchase (i) 7,500 shares of Common Stock at $3.00 per share, (ii) 50,000 shares of Common Stock at $2.00 per share, (iii) 11,250 shares of Common Stock at $2.81 per share, (iv) 11,250 shares of Common Stock at $1.75 per share, and (v) 25,000 shares of Common Stock at $1.10 per share will not be exercisable within 60 days of October 18, 2001.
(11)Dr. Lux is a nominee for director.
(12)See prior footnotes.

                               -----------------

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   The Board of Directors of the Company currently consists of six members:
James G. Binch, W. Andrew Krusen, Jr., Jack H. Halperin, Esq., Kempton J. Coady, III, Patrick F. Cleary and Robert J. Thatcher. All of the directors are elected annually and hold office until the next succeeding Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

   The Board of Directors recommends election of each of the following five individuals: James G. Binch, W. Andrew Krusen, Jr., Jack H. Halperin, Esq., Kempton J. Coady, III and Dr. Andrew L. Lux. It is intended that the persons named as proxies will vote FOR the election of the nominees as directors. The Board of Directors has voted to reduce the number of directors constituting the entire Board from six to five upon the election of the directors at the Annual Meeting of Stockholders.

Directors and Nominees

                                             Positions with         Director
    Name                          Age         the Company            Since
    ----                          ---         -----------           --------
    James G. Binch............... 54  CEO and Chairman of the Board   1989
    W. Andrew Krusen, Jr./1,2,3/. 53  Director                        1994
    Jack H. Halperin, Esq./1,2,3/ 55  Director                        1994
    Kempton J. Coady, III/1,3/... 53  Director                        1999
    Patrick F. Cleary/2,4/....... 43  Director                        1999
    Robert J. Thatcher/4/........ 47  Director                        1999
    Dr. Andrew L. Lux............ 46  Nominee                          N/A

--------
/1/ Member of Compensation Committee.
/2/ Member of Audit Committee.
/3/ Member of Nominating Committee.
/4/ Not being renominated.

                               -----------------

Nominees For Director

   James G. Binch has been Chief Executive Officer of the Company since December 11, 1991 and Chairman of the Board since September 24, 1993. He also served as President of the Company from December 11, 1991 to July 7, 1999 and Treasurer of the Company from July 19, 1994 to September 14, 1999. He was the President and a director of Trinity Capital Corporation, a merchant banking firm, from its inception in June 1987 to August 1994. He has been the President, Chief Executive Officer and the sole shareholder of Harbour Investment Corporation, the general partner of Harbour Holdings Limited Partnership, an investment management company, since its inception in June 1992. From 1985 to 1987, he served as President and Chief Operating Officer of

Lummus Crest, Inc., the principal engineering subsidiary of Combustion Engineering, Inc., with annual revenues of $300,000,000 and approximately 4,000 employees. From 1980 to 1985, Mr. Binch served as Vice President, Corporate Strategic Planning for Combustion Engineering, Inc., a manufacturing and engineering firm. Mr. Binch is a graduate engineer from Princeton University. He also holds an M.B.A. from the Wharton School of the University of Pennsylvania.

   W. Andrew Krusen, Jr. is a graduate of Princeton University with a Bachelor's Degree in Geology. Since 1989, he has been President (as well as a principal shareholder) of Dominion Financial Group, Inc., a family-controlled corporation involved in real estate development and financial services, as well as Chairman of Dominion Energy and Minerals Corporation, an oil and gas concern. Mr. Krusen is also the Chairman of the Executive Committee of Dominion Financial Group International, LDC, President and principal shareholder of DFG Canada, Ltd., and a General Partner of Krusen-Vogt & Co. Mr. Krusen is also the President and a principal shareholder of JAWIT Corporation which is the managing General Partner of WIT Ventures, LTD and he is a limited partner of WIT Ventures, LTD. He is a director of Raymond James Trust Company, S&P Cellular Holding, Inc., and Florida Banks, Inc.

   Jack H. Halperin, Esq. has practiced corporate and securities law in New York for 30 years. Since 1987, he has been in private practice, concentrating on international financing transactions. Mr. Halperin holds a B.A. degree (summa cum laude) from Columbia College and a J.D. from New York University School of Law, where he was Note-and-Comment Editor of the Law Review. Mr. Halperin is a director of I-Flow Corporation.

   Kempton J. Coady, III has served as the Chief Executive Officer and a non-executive director of Deltex Medical Group plc since 1999 and the Group Chief Executive Officer of Deltex Medical Holdings Limited, a hemodynamic monitoring company based in the United Kingdom, since 1998. Prior to that, from 1997 to 1998, Mr. Coady was Senior Managing Director at Quintiles MTC/BRI Corporation, a medical device contract research company. Mr. Coady was the Vice President of Business Development from 1996 to 1997 and Vice President--Worldwide Marketing from 1995 to 1996 for the Patient Monitoring Division of Datascope Corporation, a medical device company. From 1992 to 1994, Mr. Coady was the President and Chief Executive Officer of MCG International, a medical device company. Mr. Coady holds a B.S. degree in Chemistry/Biology from Bates College, and an M.P.S. degree in Health Care Administration and an M.B.A. degree, both from Cornell University.

   Dr. Andrew L. Lux presently serves as the President and Chief Operating Officer of Biomec Inc., which specializes in functional electrical stimulation, medical electronics as applied to imaging and pacer leads, adaptors and catheters. Prior to that, from 1999 to 2001, he served as Vice President, Operations and R&D at Medtronic Inc., Cardiac Surgery Division, where he was responsible for world-wide operations, including six facilities, manufacturing blood oxygenators, electromechanical blood circulation pumps and minimally invasive cardiac surgical tools. From 1998 to 1999, Dr. Lux was Vice President and General Manager of Picker International, X-ray Business Division, a worldwide business specializing in medical imaging using X-ray technology. From 1992 to 1998, Dr. Lux served as Vice President, Operations, of Johnson & Johnson, Advanced Sterilization Products. Dr. Lux holds an M.B.A. degree from Weatherhead School of Management, Case Western Reserve University, a Doctor of Science degree and an M.S. degree in Materials Science and Engineering from M.I.T, and a B.S. degree in Metallurgical Engineering from Cleveland State University.

Committees

   The Audit Committee consists of Messrs. Halperin, Krusen and Cleary. The Audit Committee is authorized (i) to select the Company's independent auditors,
(ii) to review all recommendations made by such independent auditors with respect to the Company's accounting methods or internal controls, and (iii) to review the scope of the audit conducted by such independent auditors. Each of the members of the Audit Committee are "independent", as defined in the listing standards for companies listed on the AMEX. The Audit Committee met seven times during the fiscal year ended June 30, 2001. A copy of the written charter adopted by the Board of Directors for the Audit Committee is attached to this Proxy Statement as Exhibit B.

   The Compensation Committee, the members of which are currently Messrs. Coady, Halperin and Krusen, is authorized, subject to review by the entire Board (i) to determine the compensation of officers and directors of the Company and its subsidiaries and (ii) to review the adequacy of all employee benefit plans and revise existing plans or develop new plans when appropriate. The Compensation Committee is also authorized to make awards under, and oversee the administration of, the Company's stock option plans. The Compensation Committee met ten times during the fiscal year ended June 30, 2001.

   The Nominating Committee, the members of which are currently Messrs. Krusen, Halperin and Coady, is authorized (i) to establish criteria and procedures for the election of directors, (ii) to review the qualifications of candidates proposed for nomination to the Board, (iii) to recommend, prior to each annual meeting of stockholders, a slate of directors to be elected at such meeting, and (iv) to recommend, when appropriate, changes in the structure, size or function of the Board. The Nominating Committee will consider nominees recommended by stockholders. Stockholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating Committee to consider, to the Company no later than 120 days prior to such annual meeting of stockholders. The Nominating Committee met two times during the fiscal year ended June 30, 2001.

Attendance at Meetings

   The Board of Directors held 11 meetings during the fiscal year ended June 30, 2001. Each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors from the time each such director was duly elected or appointed to serve as director in fiscal 2001 and the total number of meetings held by all committees of the Board on which he served during such period.

Compensation of Directors

   All non-employee directors who remain as such as of the last day of any given fiscal quarter are issued quarterly, in arrears, within sixty days of the last day of each fiscal quarter, such number of shares of Common Stock as shall have a fair market value equal to $7,500. Such stock grants are "restricted" such that the shares of Common Stock granted to each non-employee director will vest in equal thirds over a period of three years and such shares are subject to forfeiture if, prior to their vesting, the director voluntarily resigns (other than following certain defined "changes in control"). In addition, all non-employee directors are entitled to receive $1,000 for each meeting of the entire board, and $600 for each committee meeting, attended by them. Directors are all reimbursed for expenses reasonably incurred in connection with the performance of their duties. Compensation for non-employee directors will change upon approval of the amendment to Memry's 1997 Long-Term Incentive Plan. See "PROPOSAL NO. 2--AMENDMENT TO MEMRY CORPORATION'S 1997 LONG-TERM INCENTIVE PLAN."

Executive Officers of the Company

   The following table lists information regarding the current executive officers of the Company:

Name               Position                                               Age
----               --------                                               ---
James G. Binch.... Chief Executive Officer and Chairman of the Board      54
Robert P. Belcher. Senior Vice President--Finance and Administration,
                   Chief Financial Officer, Secretary and Treasurer       53
Joseph Pasqualucci Vice President and General Manager--Eastern Operations 38
Ming H. Wu........ Vice President--Office of Technology                   46

   Executive officers are elected until the next annual meeting of the Board of Directors and until their respective successors are elected and qualified. Information with respect to Mr. Binch is set forth above.

   Robert P. Belcher was employed by the Company on July 26, 1999 and was elected by the Board of Directors to serve as Senior Vice President--Finance and Administration in July 2001. Mr. Belcher was elected by the Board of Directors to serve as Chief Financial Officer, Secretary and Treasurer on September 14, 1999 (and still serves in such positions). From September 14, 1999 through July 2001, Mr. Belcher served as Vice President. Prior to joining Memry, he served as Chief Financial Officer for Eatwell Enterprises, as well as Managing Director of Associated Asset Management Inc. From 1996 through 1998, Mr. Belcher was the Chief Financial Officer for Anderson Group Inc. From 1994 to 1996, he served as a Principal of Booz, Allen & Hamilton in their New York office. From 1988 to 1994, Mr. Belcher was Executive Vice President of Trinity Capital Corporation, a privately held merchant banking business based in Stamford, Connecticut. From 1981 until 1988, Mr. Belcher served in a variety of senior staff positions with Combustion Engineering, Inc., including Corporate Vice President--Operations Consulting and Corporate Vice President--Strategic Planning. His experience with Combustion Engineering, Inc., as well as with Kendall Company's Hospital Products Division, involved numerous manufacturing cost studies, budget development and control, as well as information systems development. Mr. Belcher received his B.A. and M.A. in Economics from Vanderbilt University and his M.B.A. with high distinction from the Harvard Business School. In addition, he served in the U.S. Navy as a Supply Officer from 1971 to 1974.

   Joseph Pasqualucci joined the Company in January 1999 as Vice President and General Manager, Western Division and was elected by the Board of Directors to serve as Vice President--Operations on September 14, 1999 and was elected by the Board of Directors to serve as Vice President and General Manager--Eastern Operations in March 2000. From 1991 through 1998, Mr. Pasqualucci worked for United States Surgical Corporation, most recently as Senior Director of the Manufacturing Engineering Department, where he was responsible for product and process improvements on devices representing $1 billion of annual revenues. Previously he served as Senior Project Engineer from 1988 to 1991 at Sensor Engineering Company. Prior engineering positions were at Davis and Geck and Sherwood Medical. In the last 10 years, Mr. Pasqualucci has received four U.S. patents for different medical devices, has authored technical papers, and has provided consultation services to Welch Allyn Company, Steri_Safe Corporation, and Sherwood Medical. Mr. Pasqualucci holds a Bachelor of Science in Electrical Engineering from the University of Hartford and a Master of Science in Management Engineering from the University of Bridgeport.

   Dr. Ming H. Wu has served the Company since March 2000 as Vice President--Office of Technology. From July 1, 1998, he has served the Company as Vice President and General Manager-Eastern Operations. From January 16, 1998 through June 30, 1998, Dr. Wu was Vice President of Engineering of Eastern Operations and from September 1, 1996 through January 15, 1998, he served as Director of Engineering. From July 1, 1987 through August 31, 1996, Dr. Wu served the Company as Chief Metallurgist. Prior to his employment at the Company, Dr. Wu was Adjunct Research Professor at Naval Postgraduate School in Monterey, California. Dr. Wu holds an M.S. degree and a Ph.D. degree in Materials Science and Engineering from the University of Illinois-Champaign-Urbana.

Executive Compensation

   The following table sets forth certain information for the fiscal years ended June 30, 2001, 2000 and 1999 regarding the total remuneration paid to the Company's chief executive officer and its next four most highly compensated executive officers in fiscal 2001.

                          Summary Compensation Table


                                                                             Long-Term
                                                                            Compensation
                                                  Annual Compensation          Awards
                                             ------------------------------ ------------
                   (a)                        (b)      (c)           (d)        (g)           (i)
                   ---                       ------ ----------    --------- ------------  ------------
                                                                             Shares of
                                                                            Common Stock   All Other
                                             Fiscal                          Underlying   Compensation
        Name & Principal Position             Year  Salary ($)    Bonus ($) Options (#)       ($)
        -------------------------            ------ ----------    --------- ------------  ------------
James G. Binch..............................  2001   $252,077(1)  $ 89,597     41,397(2)    $  6,000(3)
 Chief Executive Officer and Chairman         2000   $244,000     $    -0-    170,000(2)    $  6,000(3)
                                              1999   $240,750(1)  $115,000        -0-       $  4,569(3)
Robert J. Thatcher (4)......................  2001   $188,970     $ 53,703     25,583(6)    $154,855(7)
  President & Chief Operating Officer         2000   $195,000     $    -0-    144,000(6)    $ 21,766(7)
                                              1999   $ 52,000(5)  $    -0-    200,000(6)    $    -0-
Robert P. Belcher...........................  2001   $168,692     $ 31,416     40,000(8)    $  3,600(9)
  Senior Vice President--Finance and          2000   $160,000     $    -0-    148,000(8)    $  3,600(9)
  Administration, Chief Financial Officer,    1999   $    -0-     $    -0-        -0-       $    -0-
  Secretary and Treasurer
Joseph Pasqualucci..........................  2001   $159,471     $ 38,594     25,000(11)   $ 39,238(12)
  Vice President and General Manager--        2000   $155,000     $  7,000    130,000(11)   $  3,600(12)
  Eastern Operations                          1999   $ 61,539(10) $    -0-     15,000(11)   $    -0-
Ming H. Wu..................................  2001   $124,615     $ 24,786     25,000(14)   $    -0-
  Vice President--Office of Technology        2000   $135,000     $  6,000     29,700(14)   $    -0-
                                              1999   $137,500(13) $ 25,000        -0-       $  2,126(15)

--------
(1) During the first half of fiscal 1999, Mr. Binch's annual salary was $237,500. Effective January 1, 1999, Mr. Binch's annual salary was increased to $244,000. In addition, because the Company switched its payroll procedures in January 1999 from a semi-monthly payment schedule to a bi-weekly payment schedule, the actual salary payments made by the Company and received by Mr. Binch in fiscal year 1999 totaled $232,304. Effective July 2000, Mr. Binch's annual salary was increased to $258,640, and it was subsequently decreased in November 2000 to $245,640.
(2) With respect to 50,000 of the aggregate 170,000 options granted to Mr. Binch in fiscal year 2000, 25,000 are exercisable and 25,000 become exercisable in equal installments on October 1 of each of 2002 and 2003 at an exercise price of $2.00 per share. With respect to the remaining 120,000 options, 30,000 are exercisable and 90,000 become exercisable in equal installments on May 11 of each of 2002, 2003 and 2004 at an exercise price of $2.81 per share. With respect to 12,500 of the aggregate 41,397 options granted to Mr. Binch in fiscal year 2001, 8,334 are exercisable and 4,166 become exercisable on October 1, 2002 at an exercise price of $2.00 per share. With respect to the remaining 28,897 options, 10,000 are exercisable, 10,000 become exercisable on May 11, 2002, and 8,897 become exercisable on May 11, 2003, at an exercise price of $2.81 per share.
(3) Mr. Binch received car allowances in fiscal 1999, 2000 and 2001 in the amounts of $4,569, $6,000 and $6,000, respectively.

 (4)Mr. Thatcher ceased being an executive officer of the Company as of May 21, 2001.
 (5)Mr. Thatcher began employment with the Company in March 1999 and thus the salary received in fiscal year 1999 represented payment for services from March through June 1999.
 (6)The 200,000 options granted to Mr. Thatcher in fiscal year 1999, the 144,000 options granted to Mr. Thatcher in fiscal year 2000, and the 25,583 options granted to Mr. Thatcher in fiscal year 2001 all became exercisable upon his termination on May 21, 2001. All of such options expired unexercised on August 21, 2001.
 (7)Mr. Thatcher received car allowances in fiscal 2000 and 2001 in the amounts of $6,000 and $5,544, respectively. Mr. Thatcher received relocation expenses in fiscal 2000 and 2001 in the amounts of $15,766 and $94,689, respectively. As of June 30, 2001, Mr. Thatcher received severance payments (including in respect of accrued vacation and deferred compensation benefits) in the aggregate amount of $54,622.
 (8)With respect to 125,000 of the aggregate 148,000 options granted to Mr. Belcher in fiscal year 2000, 75,000 are exercisable and 50,000 become exercisable in equal installments on October 1 of each of 2002 and 2003 at an exercise price of $2.00 per share. With respect to the remaining 23,000 options, 5,750 are exercisable and 17,250 become exercisable in equal installments on May 11 of each of 2002, 2003 and 2004 at an exercise price of $2.81 per share. The 40,000 options granted to Mr. Belcher in fiscal year 2001 become exercisable in equal installments on May 14 of each of 2002, 2003, 2004 and 2005 at an exercise price of $1.10 per share.
 (9)Mr. Belcher received car allowances in fiscal 2000 and 2001 in the amount of $3,600.
(10)Mr. Pasqualucci began employment with the Company in January 1999 and thus the salary received in fiscal year 1999 represented payment for services from January through June 1999.
(11)With respect to 100,000 of the aggregate 130,000 options granted to Mr. Pasqualucci in fiscal year 2000, 50,000 are exercisable and 50,000 become exercisable in equal installments on October 1 of each of 2002 and 2003 at an exercise price of $2.00 per share. With respect to 15,000 of the aggregate 130,000 options granted to Mr. Pasqualucci in fiscal year 2000, 3,750 are exercisable and 11,250 become exercisable in equal installments on December 6 of each of 2001, 2002 and 2003 at an exercise price of $1.75 per share. With respect to the remaining 15,000 options granted in fiscal year 2000, 3,750 are exercisable and 11,250 become exercisable in equal installments on May 11 of each of 2002, 2003 and 2004 at an exercise price of $2.81 per share. With respect to the 15,000 options granted to Mr. Pasqualucci in fiscal year 1999, 7,500 are exercisable and 7,500 become exercisable in equal installments on March 31 of each of 2002 and 2003 at an exercise price of $3.00 per share. The 25,000 options granted to Mr. Pasqualucci in fiscal year 2001 become exercisable in equal installments on May 14 of each of 2002, 2003, 2004 and 2005 at an exercise price of $1.10 per share.
(12)Mr. Pasqualucci received car allowances in fiscal 2000 and 2001 in the amounts of $3,600 and $3,738, respectively. Mr. Pasqualucci received $35,500 in respect of relocation expenses in fiscal year 2001.
(13)During the first half of fiscal 1999, Dr. Wu's annual salary was $133,000. Effective January 1, 1999, Dr. Wu's annual salary was increased from $133,000 to $142,000. Because the Company switched its payroll procedures in January 1999 from a semi-monthly payment schedule to a bi-weekly payment schedule, the actual salary payments made by the Company and received by Dr. Wu in fiscal year 1999 totaled $132,584.
(14)With respect to 19,900 of the aggregate 29,700 options granted to Dr. Wu in fiscal year 2000, 9,950 are exercisable and 9,950 become exercisable in equal installments on October 1 of each of 2002 and 2003 at an exercise price of $2.00 per share. With respect to the remaining 9,800 options, 2,450 are exercisable and 7,350 become exercisable in equal installments on May 11 of each of 2002, 2003 and 2004 at an exercise price of $2.81 per share. The 25,000 options granted to Dr. Wu in fiscal year 2001 become exercisable in equal installments on May 14 of each of 2002, 2003, 2004 and 2005 at an exercise price of $1.10 per share.
(15)The Company paid Dr. Wu $2,126 for expenses related to the tax liability on restricted stock issued to Dr. Wu during calendar year 1998.

                               -----------------

                     Option/SAR Grants in Last Fiscal Year

                                                                             Potential Realizable
                                                                               Value at Assumed
                                                                               Annual Rates of    Alternative
                                                                                 Stock Price      to (f) and
                                                                               Appreciation For   (g): Grant
                             Individual Grants                                   Option Term      Date Value
---------------------------------------------------------------------------- -------------------- -----------
       (a)             (b)               (c)              (d)        (e)       (f)        (g)         (h)
       ---         ------------  -------------------- ----------- ----------  -------   --------  -----------
                    Number of
                    Shares of
                   Common Stock
                    Underlying     Percent of Total                                                  Grant
                   Unexercised       Options/SARs     Exercise or                                    Date
                   Options/SARs  Granted to Employees Base Price  Expiration                        Present
       Name        Granted (#)    in Fiscal Year (1)   ($/Share)     Date     5% ($)    10% ($)    Value ($)
       ----        ------------  -------------------- ----------- ----------  -------   --------  -----------
James G. Binch....   12,500/0(2)         7.49%           $2.00    7/20/2010  $48,813   $ 92,538
                     28,897/0(3)                         $2.81    7/20/2010  $89,436   $190,518
Robert P. Belcher.   40,000/0(4)         7.23%           $1.10    5/14/2011  $27,680   $ 70,120
Joseph Pasqualucci   25,000/0(4)         4.52%           $1.10    5/14/2011  $17,300   $ 43,825
Ming H. Wu........   25,000/0(4)         4.52%           $1.10    5/14/2011  $17,300   $ 43,825
Robert J. Thatcher    8,333/0(5)         4.63%           $2.00      8/21/01      N/A        N/A
                     17,250/0(5)                         $2.81      8/21/01      N/A        N/A

--------
(1) Assumes full vesting of options.
(2) 8,333 of the options have already vested. The remaining 4,166 options will vest on October 1, 2002.
(3) 10,000 of the options have already vested. The remaining options will vest accordingly: 10,000 options on May 11, 2002 and 8,897 options on May 11, 2003.
(4) The options will vest in equal installments on May 14 of each of 2002, 2003, 2004 and 2005.
(5) Due to the termination of Mr. Thatcher as an officer, all options issued to Mr. Thatcher immediately vested upon the termination date of May 21, 2001 and expired on August 21, 2001.

                               -----------------

                    Aggregated Option/SAR Exercises in Last
                   Fiscal Year and FY-End Option/SAR Values

       (a)           (b)      (c)                 (d)                           (e)
       ---         -------- -------- ----------------------------- -----------------------------
                    Shares            Number of Shares of Common       Value of Unexercised
                   Acquired          Stock Underlying Unexercised      In-the-Money Options/
                      on     Value    Options/SARs at FY-End (#)        SARs at FY-End ($)
       Name        Exercise Realized Exercisable/Unexercisable (1) Exercisable/Unexercisable (2)
       ----        -------- -------- ----------------------------- -----------------------------
James G. Binch....                   568,148 Options Exercisable/              $0/0
                                     246,129 Options Unexercisable
Robert P. Belcher.                    80,750 Options Exercisable/              $0/0
                                     107,250 Options Unexercisable
Joseph Pasqualucci                    65,000 Options Exercisable/              $0/0
                                     105,000 Options Unexercisable
Ming H. Wu........                    56,400 Options Exercisable/              $0/0
                                     44,800 Options Unexercisable
Robert J. Thatcher                      0 Options Exercisable/                 $0/0
                                        0 Options Unexercisable

--------
(1) Amounts reflect the status of outstanding options as of June 30, 2001.
(2) Based on the closing price per share of the Company's Common Stock on June 30, 2001 of $0.95.

                               -----------------

   Effective September 24, 1993, the Company and James G. Binch entered into a two-year employment agreement, which automatically renewed for successive one-year periods unless or until Mr. Binch or the Company gave notice of his or its intention not to renew. Pursuant to said renewal provision, this agreement last automatically renewed for a one-year period ending September 24, 2000. The agreement entitled Mr. Binch to an annual salary of $150,000 from and after January 1, 1993, which salary was increased effective January 1, 1999 to $244,000. The agreement also entitled Mr. Binch to, among other things, an option to purchase up to 240,000 shares of the Company's Common Stock at an exercise price of $4.40 per share under and pursuant to the Memry Corporation Stock Option Plan, subject to the approval of such Plan by the Company's stockholders (which approval was obtained in the first quarter of fiscal 1995). The options are exercisable and will expire on September 24, 2003. During the fiscal year ended June 30, 1996, Mr. Binch and the Company agreed to the termination of 40,000 of his options (for no value) and the repricing of his remaining options from $4.40 per share to $1.50 per share simultaneously with the repricing of all of the Company's outstanding incentive stock options with exercise prices above $1.50 to $1.50.

   Effective January 1, 2000, the Company and Mr. Binch entered into a revised employment agreement in substitution for the 1993 employment agreement. The term under the 2000 employment agreement is for three years, which automatically renews for successive one-year periods unless or until Mr. Binch or the Company gives notice of his or its intention not to renew. Effective January 1, 2000, the salary under the 2000 employment agreement is $244,000. Pursuant to decisions of the Board of Directors, effective July 2000, Mr. Binch's annual salary was increased to $258,640, it was subsequently decreased in November 2000 to $245,640, and was increased in August 2001 to $275,000. The 2000 employment agreement also entitled Mr. Binch to receive (i) additional compensation in the form of an annual bonus and/or stock option grants determined by and in the sole discretion of the Board of Directors of the Company; (ii) an automobile allowance of $500 per month; (iii) up to $30,000 per year from the Company towards retirement and/or deferred compensation benefits; and (iv) certain other fringe benefits and perquisites as set forth in the agreement. In addition, if, at any time during Mr. Binch's employment, there is a sale of all or substantially all of the Company's assets, or the sale of all (or at least 80%) of the Company's Common Stock, or the merger or consolidation of the Company with or into any other entity in a transaction in which the holders of the Company's Common Stock immediately prior to such event own less than a majority of the surviving entity's issued and outstanding Common Stock immediately upon the consummation of such event, then Mr. Binch shall receive a special one-time bonus, payable in cash, simultaneously with such a sale of the Company, in an amount equal to 1% of the product of (x) the difference between (A) the amount that will be realized by the holder of one share of Company Stock upon the consummation of such sale minus (B) $2.00, multiplied by (y) 25,000,000.

   The 2000 employment agreement also provides that if Mr. Binch's employment is terminated (a) by the Company without cause or (b) by Mr. Binch (i) due to the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), or (ii) upon a change in control of the Company (and within 24 months of such change in control), Mr. Binch will be entitled to a lump-sum payment equal to two times his annual salary at the rate in effect immediately prior to the date of termination, plus (ii) the amount of any cash bonuses paid to Mr. Binch in the two years immediately prior to such termination. In the event of a termination as described above or upon his death or disability as described in the employment agreement, all incentive and non-qualified stock options then held by Mr. Binch that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

   On March 18, 1999, the Company entered into a letter agreement with Robert
J. Thatcher regarding his employment with the Company. On July 7, 1999, the Board of Directors of the Company adopted a resolution electing Mr. Thatcher President and Chief Operating Officer of the Company in accordance with the terms of the letter agreement. Effective January 1, 2000, the Company and Mr. Thatcher entered into a formal employment agreement. The salary under the employment agreement, effective as of January 1, 2000, is $195,000. The term under the employment agreement is for two years, which automatically renews for successive one-year periods unless or until Mr. Thatcher or the Company gives notice of his or its intention not to renew. If the Company elects not to renew the employment agreement at any time, then the Company shall pay to Mr. Thatcher his base salary for a period of eighteen (18) months following termination of the employment agreement, as and when the same would otherwise be due, unless such non-renewal by the Company is for cause.

   The employment agreement also entitles Mr. Thatcher to receive (i) 275,000 incentive stock options, 50,000 of which were immediately vested, with the remainder vesting in four equal annual installments from the dates of grant at an exercise price equal to $2.00 per share, (ii) additional compensation in the form of an annual target bonus of $91,500 and annual long term incentive awards having a target value of $325,000, determined by and in the sole discretion of the Board of Directors of the Company, (iii) an automobile allowance of $500 per month, (iv) up to $15,000 per year from the Company towards retirement and/or deferred compensation benefits and (v) certain other fringe benefits and perquisites as set forth in the agreement. In addition, the employment agreement provides that upon Mr. Thatcher's relocation to Connecticut, the Company will (a) reimburse Mr. Thatcher for all customary relocation expenses and for customary office expenses incurred by Mr. Thatcher at his home office in Minnesota, and (b) provide Mr. Thatcher with a $200,000 interest-free loan to be used by Mr. Thatcher toward a down-payment on a new home. Subsequently, Mr. Thatcher has relocated to Connecticut and the Company has reimbursed Mr. Thatcher for the relocation expenses and provided him with the loan discussed above. With respect to the loan, one fourth of the principal amount of such loan will be forgiven by the Company if Mr. Thatcher remains in the employ of the Company on each of the third, fourth, fifth and sixth anniversaries of the date of the employment agreement such that, if Mr. Thatcher's employment with the Company has continued through the sixth anniversary of the date of the employment agreement, the full amount of such loan will be forgiven.

   The employment agreement also provides that if Mr. Thatcher's employment is terminated (a) by the Company without cause or (b) by Mr. Thatcher due to the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), Mr. Thatcher will be entitled to payments of
(i) one and one half times his annual salary at the rate in effect immediately prior to the date of termination and (ii) one hundred fifty percent (150%) of the amount of the target cash bonus for Mr. Thatcher in the fiscal year that the termination occurs. If, upon a change in control of the Company or within 24 months of such change in control, Mr. Thatcher's employment is either (x) not renewed by the Company without cause, (y) terminated by the Company without cause or (z) terminated at the election of Mr. Thatcher, then Mr. Thatcher will be entitled to payments of (A) two times his annual salary, at the rate of salary in effect immediately prior to the effective date of such termination (without regard to any purported or attempted reduction of such rate by the Company), plus (B) two hundred percent (200%) of the amount of the target cash bonus for Mr. Thatcher in the fiscal year that the termination occurs. In the event of a termination as described above or upon his death or disability (as described in the employment agreement), all incentive and non-qualified stock options then held by Mr. Thatcher that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted. Mr. Thatcher was terminated pursuant to his employment agreement as of May 21, 2001.

   On July 19, 1999, the Company entered into a letter agreement with Robert P. Belcher regarding his employment with the Company. On September 14, 1999, the Board of Directors of the Company adopted a resolution electing Mr. Belcher Vice President, Chief Financial Officer, Treasurer and Secretary of the Company in accordance with the terms of the letter agreement. Effective January 1, 2000, the Company and Mr. Belcher entered into a formal employment agreement. The salary under the 2000 employment agreement, effective as of January 1, 2000, was $160,000. The term under the 2000 employment agreement was for one year, which automatically renewed for successive one-year periods unless or until Mr. Belcher or the Company gave notice of his or its intention not to renew. The employment agreement also entitled Mr. Belcher to receive (i) 125,000 incentive stock options, 25,000 of which were immediately vested, with the remainder vesting in four equal annual installments from the date of grant at an exercise price equal to $2.00 per share; (ii) additional compensation in the form of an annual target bonus of 35% of Mr. Belcher's annual base salary and/or stock option grants, determined by and in the sole discretion of the Board of Directors of the Company; (iii) an automobile allowance of $300 per month; and (iv) certain other fringe benefits and perquisites as set forth in the agreement.

   In September 2001, the Company and Mr. Belcher entered into an Amended and Restated Employment Agreement in substitution of the 2000 employment agreement. Pursuant to the 2001 agreement, Mr. Belcher serves in the capacity of Senior Vice President, Finance and Administration. The 2001 employment agreement is a one-year employment agreement, which automatically renews for successive one-year periods unless or until Mr. Belcher or the Company gives notice of his or its intention not to renew. The 2001 employment agreement entitles Mr. Belcher to receive (i) an annual base salary of $185,000, (ii) 100,000 incentive stock options, vesting in four equal annual installments from the date of grant at an exercise price equal to $0.91 per share; (iii) additional compensation in the form of an annual target bonus of 45% of Mr. Belcher's annual base salary and/or stock option grants, determined by and in the sole discretion of the Board of Directors of the Company; (iv) an automobile allowance of $500 per month; and (v) certain other fringe benefits and perquisites as set forth in the agreement.

   If the Company elects not to renew the 2001 employment agreement at any time, then the Company shall pay to Mr. Belcher his base salary for a period of fifteen (15) months following the termination of the employment agreement, as and when the same would otherwise be due, and an amount equal to 125% of his target bonus, as then in effect, in one lump sum, unless such non-renewal by the Company is for cause.

   The employment agreement also provides that if Mr. Belcher's employment is terminated (a) by the Company without cause or (b) by Mr. Belcher due to (i) the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), (ii) a change in control of the Company if, subsequent to such change in control, there is a material diminution in his position, duties and/or responsibilities, or (iii) certain relocations of the Company, Mr. Belcher will be entitled to payments of (i) 125% of his annual salary at the rate in effect immediately prior to the date of termination, plus
(ii) 125% of the amount of the target cash bonus for Mr. Belcher in the fiscal year that the termination occurs. In the event of a termination as described above, all incentive and non-qualified stock options then held by Mr. Belcher that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

   In the event of a termination upon Mr. Belcher's death (as described in the employment agreement), his employment shall terminate effective at the time of his death; provided, however, that such termination shall not result in the loss of any benefit or rights which he may have accrued through the date of his death. If his employment is terminated prior to the expiration of the term due to his death, the Company shall make a severance payment to Mr. Belcher or his legal representatives equal to his regular salary payments through the end of the month in which such death occurs. In addition, the Company shall make a severance payment to Mr. Belcher or his legal representative equal to his target bonus, pro rated for the portion of such fiscal year completed prior to his death; provided, however, that such pro rated portion of his target bonus shall be paid following the completion of such fiscal year at the time similar bonuses are paid to other employees of the Company. If Mr. Belcher becomes disabled (as described in the employment agreement), his employment may be terminated, at the Company's option, at the end of the calendar month during which his disability is determined; provided, however, that such termination shall not result in the loss of any benefits or rights which Mr. Belcher may have accrued through the date of his disability. If his employment is terminated prior to the expiration of the term due to his disability, the Company shall make a severance payment to Mr. Belcher or his legal representative equal to his regular salary payments for a period of six (6) months from the date of such termination or, if sooner, until payments begin under any disability insurance policy maintained by the Company for Mr. Belcher's benefit.

   On July 20, 1999, the Company entered into a letter agreement with Joseph Pasqualucci regarding his employment with the Company. On September 14, 1999, the Board of Directors of the Company adopted a resolution electing Mr. Pasqualucci Vice President--Operations of the Company in accordance with the terms of the letter agreement. Effective January 1, 2000, the Company and Mr. Pasqualucci entered into a formal employment agreement. The salary under the employment agreement, effective as of January 1, 2000, is $155,000. The term under the employment agreement is for one year, which automatically renews for successive one-year periods unless or until Mr. Pasqualucci or the Company gives notice of his or its intention not to renew. If the Company elects not to renew the employment agreement at any time, then the Company shall pay to Mr. Pasqualucci his base salary for a period of six (6) months following termination of the employment agreement (one year if the non-renewal follows a change in control), as and when the same would otherwise be due, unless such non-renewal by the Company is for cause. In addition, if the Company does not renew the employment agreement without cause within two years of a change in control, then Mr. Pasqualucci will be entitled to payments of (i) one year annual salary at the rate in effect immediately prior to the date of termination, plus (ii) one hundred percent of the amount of Mr. Pasqualucci's target cash bonus in the fiscal year that the termination occurs. On September 26, 2001, the Company gave notice to Mr. Pasqualucci of its intention not to renew his employment agreement, and as a result, Mr. Pasqualucci's employment agreement will terminate as of December 31, 2001.

   The employment agreement also entitles Mr. Pasqualucci to receive (i) 100,000 incentive stock options, which vest in four equal annual installments from the dates of grant at an exercise price equal to $2.00 per share; (ii) additional compensation in the form of an annual target bonus of 35% of Mr. Pasqualucci's annual base salary and stock option grants, determined by and in the sole discretion of the Board of Directors of the Company; (iii) an automobile allowance of $300 per month; and (iv) certain other fringe benefits and perquisites as set forth in the agreement. In addition, the employment agreement provides that Mr. Pasqualucci is entitled to relocation expenses and payment in respect of house sales differential as provided in the letter agreement. The employment agreement provides that the Company will reimburse Mr. Pasqualucci for all customary relocation upon Mr. Pasqualucci's relocation to Connecticut. Subsequently, Mr. Pasqualucci has relocated to Connecticut and the Company has reimbursed Mr. Pasqualucci for the relocation expenses.

   The employment agreement also provides that if Mr. Pasqualucci's employment is terminated (a) by the Company without cause or (b) by Mr. Pasqualucci due to the Company's failure to observe or comply with any of the provisions of such agreement (if such failure has not been cured within 10 days after written notice of same to the Company), Mr. Pasqualucci will be entitled to payments of
(i) one half times his annual salary (one year annual salary if such termination follows within two years of a change in control) at the rate in effect immediately prior to the date of termination, plus (ii) fifty percent (50%) of the amount of Mr. Pasqualucci's target cash bonus (one hundred percent (100%) of such target bonus if Mr. Pasqualucci terminated employment as described above after a change in control) in the fiscal year that the termination occurs. In the event of a termination as described above or upon his death or disability (as described in the employment agreement), all incentive and non-qualified stock options then held by Mr. Pasqualucci that are still subject to any vesting requirements shall have such vesting requirements terminated (such that all such options are then immediately exercisable), to the extent allowable under the provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and the plans pursuant to which the same were granted.

Certain Relationships and Transactions

   As of January 1, 2000, the Company entered into employment agreements with Messrs. Binch, Thatcher, Belcher and Pasqualucci, each an executive officer of the Company. For a description of the terms of these agreements, see "PROPOSAL NO. 1--ELECTION OF DIRECTORS--Executive Compensation".

   As part of a private placement, during the second and third fiscal quarters of 2001, the Company sold common stock and warrants to Mr. Halperin and his wife, Mr. Coady and his wife, Mr. Binch, Mr. Thatcher, WIT Ventures, Ltd., Dominion Financial Group International, LDC, and Dominion Capital Management. The offers and sales to such purchasers were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. WIT Ventures, Ltd., Dominion Financial Group International, LDC, and Dominion Capital Management are affiliates of Mr. Krusen.

   On August 22, 2001, Mr. Thatcher filed a Complaint to Compel Arbitration against the Company in the Connecticut Superior Court, Judicial District of Danbury. In the complaint, Mr. Thatcher has sought to force the Company to arbitrate a dispute arising out of Mr. Thatcher's termination as an employee and officer of the Company. Mr. Thatcher alleges that he and the Company had reached a binding and enforceable verbal agreement to pay him consideration upon his termination in excess of that which he would be entitled to under his then-existing employment agreement, and that such verbal agreement included an agreement to arbitrate any dispute. The Company does not believe that it had a binding agreement of any type with Mr. Thatcher in connection with his termination, and intends to defend both the Complaint to Compel Arbitration, as well as any subsequent claim for monetary damages and/or equitable relief, vigorously. It is too early in the proceedings for the Company to further analyze any potential liabilities.

Audit Committee Report

   The Audit Committee oversees Memry's financial reporting process on behalf of the Board of Directors of the Company. Management of the Company has the primary responsibility for the financial statements and the reporting process of the Company including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in the Company's Annual Report on Form 10-K with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

   The Audit Committee reviewed with McGladrey & Pullen, LLP, Memry's independent auditors responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's management and independent auditors the overall scope and plans for the Company's annual audits. The Audit Committee met with the independent auditors to discuss the results of their examinations along with management's responses to significant matters. Also, the Audit Committee discussed with management and the independent auditors of the Company the integrity, adequacy and effectiveness of the Company's financial reporting processes and accounting and financial controls. The Audit Committee held seven meetings during the fiscal year ended June 30, 2001.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors of the Company has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission.

                                        By the Audit Committee of the Board of
                                          Directors:

                                        Patrick F. Cleary
                                        Jack H. Halperin, Esq.
                                        W. Andrew Krusen, Jr.

Compensation Committee Report on Executive Compensation

  General

   The goals of the Company's executive compensation program are as follows:
(i) to attract and retain executives and to provide fair compensation to them taking into account the responsibilities undertaken by them;

(ii) to motivate the Company's executives to achieve the Company's business strategy; and (iii) to align the interests of the Company's executives and stockholders through the granting of options under the Stock Option Plan. The principal components of the Company's executive officer compensation program are base salary, annual cash bonuses and stock options. The Company's two stock option plans are administered by Messrs. Coady, Halperin and Krusen, as described below. Certain of the Company's executive officers also receive additional forms of compensation as described in the Summary Compensation Table and the footnotes thereto.

   For fiscal year 2001, the Compensation Committee made recommendations to the Board of Directors of the Company for its approval with respect to the compensation of executive officers of the Company, and the Board of Directors of the Company approved such recommendations.

  Base Salary

   Base salaries for the Company's executive officers are determined, in part, through general geographic market conditions and comparisons with companies in the same or similar industries and other companies with which the Company competes for personnel. Additionally, other factors are considered such as individual experience and performance and the overall performance of the Company. Each executive's base salary is reviewed on an annual basis and may be adjusted, consistent with the terms of any applicable employment agreement, based on (i) the individual's contribution to the Company over the preceding year; (ii) a change in the individual's responsibilities over the preceding year; (iii) any change in median competitive pay levels; or (iv) a general increase in the cost of living.

  Annual Cash Bonuses

   Annual cash bonuses are paid to the Company's executive officers based upon both the performance of the Company in the prior year and the performance of the executive officer, such performance measured against criteria that are established by the Compensation Committee and communicated to the executives during the fiscal year. The Compensation Committee also makes a tentative determination early in the fiscal year as to the aggregate amount of bonuses that will be paid to the Company's employees at the end of the fiscal year based upon various results of the Company (usually based upon net income, but possibly adjusted for certain matters). Then, following the end of the fiscal year, the Compensation Committee determines the bonuses paid to the Company's executives with respect to the prior fiscal year.

  Equity Incentives

   The Compensation Committee believes that executive officers' pay mix should emphasize equity incentives. Consequently, equity compensation for the Company's executive officers is normally targeted at the 75th percentile of the competitive market. The Compensation Committee believes that equity compensation should be emphasized in the compensation of executive officers because it is directly linked to the interests of the Company's shareholders. The Company's equity incentives have been primarily in the form of stock option grants. Stock options are generally issued at an exercise price of fair market value or above on the date of grant, and vest ratably over four years. Such stock options generally become valuable only if the executive officer receiving the same continues in the employ of the Company and the stock price of the Company's Common Stock subsequently increases.

   For fiscal year 2001, the Company granted stock options to its executive officers. The total grant value of executive long term incentive awards, however, was less than the Company's targeted amounts therefor. The reduced value reflects the Compensation Committee's desire to proceed cautiously in light of the Company's disappointing recent market performance.

  Compensation of Chief Executive Officer

   In determining the salary, bonus and options to be granted to the Company's Chief Executive Officer in fiscal year 2001, the Compensation Committee attempted to follow the policies for executive compensation described above. By virtue of his employment agreement with the Company entered into in an earlier fiscal year, Mr. Binch entered the annual year with a base salary of $244,000. Effective July 2000, Mr. Binch's annual salary was increased to $258,640, it was subsequently decreased in November 2000 to $245,640, and was increased in

August 2001 to $275,000. The Compensation Committee made the decision to decrease Mr. Binch's salary with Mr. Binch's consent, based upon the Company's disappointing results in fiscal year 2001 to date and the Company's cash flow difficulties. Mr. Binch's salary was then increased in recognition of the substantial increase in his responsibilities resulting from the termination of the employment of the president and chief operating officer of the Company. Mr. Binch received a bonus of $89,597 in fiscal year 2001, which bonus was granted him with respect to the Company's and his performance in fiscal year 2000. In approving the bonus, the Compensation Committee met with Mr. Binch to evaluate his performance, the Company's performance and the performance of the Company's other executive officers. The Compensation Committee awarded Mr. Binch's bonus in light of the significant profit improvement of the Company from fiscal year 1999 to fiscal year 2000. Finally, the Compensation Committee in fiscal year 2001 approved the issuance to Mr. Binch of 12,500 stock options at a price of $2.00 per share and 28,897 stock options at a price of $2.81 per share. As a result of the limit on the aggregate value of incentive stock options that may become exercisable in any calendar year, certain of the incentive stock options granted to Mr. Binch will not qualify for favorable tax treatment. The Company granted Mr. Binch these nonqualified stock options to compensate Mr. Binch for the loss of this favorable tax treatment.

  Tax Deductibility

   Section 162(m) of the Code disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to an individual who is the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer) employed by such corporation (or a member of its affiliated group) on the last day of such taxable year, but does allow a deduction for "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. The Company believes its current compensation programs meet the requirements to qualify for compensation to be deductible for federal income tax purposes. In the future, it is the Company's intent to modify, when necessary, compensation plans for the Company's executive officers so that the Company's federal tax deduction is maximized. Because the Company believes that the use of prudent judgment in determining pay levels is in the best interests of the Company and its stockholders, under some circumstances it may determine to pay amounts of compensation that may not be fully deductible. The Company reserves the right to use prudent judgment in establishing compensation policies to attract and retain qualified executives to manage the Company and to reward such executives for outstanding performance, while taking into consideration the financial impact of such actions on the Company.

                                     By the Compensation Committee of the Board
                                       of Directors:

                                     Kempton J. Coady, III
                                     Jack H. Halperin, Esq.
                                     W. Andrew Krusen, Jr.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consisted of Messrs. Coady, Halperin and Krusen during the fiscal year ended June 30, 2001. None of those individuals has ever served as an officer or employee of Memry. No interlocking relationship existed during fiscal 2001 between the Company's Board of directors or Compensation Committee and the board of directors or compensation committee of any other company.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10% beneficial owners of the Company's Common Stock to file certain reports concerning their ownership of the Company's equity securities. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recently completed fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recently completed fiscal year, the directors, officers and beneficial owners of 10% or more of the Registrant's Common Stock who failed to make the requisite filings on a timely basis are set forth below.

   W. Andrew Krusen, Jr. failed to timely file a Form 4 to report the purchases of (i) 32,000, (ii) 93,000 and (iii) 25,000 shares of Common Stock and the purchases of Common Stock Warrants immediately exercisable into (i) 32,000,
(ii) 93,000 and (iii) 25,000 shares of Common Stock on November 16, 2000. Mr. Krusen subsequently reported this transaction on a Form 5 untimely filed on October 12, 2001. Jack H. Halperin failed to timely file a Form 4 to report the purchase of 75,000 shares of Common Stock and the purchase of Common Stock Warrants immediately exercisable into 75,000 shares of Common Stock on November 16, 2000. Mr. Halperin subsequently reported this transaction on a Form 5 untimely filed on October 5, 2001. James G. Binch failed to timely file a Form 4 to report the purchase of 25,000 shares of Common Stock and the purchase of Common Stock Warrants immediately exercisable into 25,000 shares of Common Stock on November 16, 2000. Mr. Binch subsequently reported this transaction on a Form 5 untimely filed on October 17, 2001. Kempton J. Coady, III failed to timely file a Form 4 to report the purchase of 100,000 shares of Common Stock and the purchase of Common Stock Warrants immediately exercisable into 100,000 shares of Common Stock on November 16, 2000. Mr. Coady subsequently reported this transaction on a Form 5 untimely filed on October 5, 2001. Robert J. Thatcher failed to timely file a Form 4 to report the purchase of 25,000 shares of Common Stock and the purchase of Common Stock Warrants immediately exercisable into 25,000 shares of Common Stock on November 16, 2000. Mr. Thatcher subsequently reported this transaction on a Form 5 untimely filed on October 29, 2001. Patrick F. Cleary failed to timely file a Form 5 to report his receipt of shares of restricted stock during the Company's 2001 fiscal year. Mr. Cleary subsequently reported such receipt on a Form 5 filed on October 5, 2001. Robert P. Belcher, Ming H. Wu and Joseph Pasqualucci each failed to timely file a Form 5 to report the receipt by each of them of grants of stock options during the Company's 2001 fiscal year, each of which was subsequently filed on October 5, 2001.

Performance Graph

                                    [CHART]

                     6/30/1996 6/30/1997 6/30/1998 6/30/1999 6/30/2000 6/30/2001
Amex US Index         100.00    107.47    134.95    151.94    179.52    163.77
Russell 2000 Index    100.00    114.36    131.96    132.04    149.23    147.9
Memry Corp Index      100.00    82.35     214.71    88.24     155.88    44.71


             PROPOSAL NO. 2--AMENDMENT TO MEMRY CORPORATION'S 1997
                           LONG-TERM INCENTIVE PLAN

   On October 11, 2001, the Compensation Committee of the Company's Board of Directors adopted an amendment (the "Amendment") to the Memry Corporation Amended and Restated 1997 Long-Term Incentive Plan (the "Plan"). Subject to stockholder approval, the Amendment will reduce quarterly stock compensation granted to non-employee directors from $7,500 worth of stock to $3,000 worth of stock, remove the vesting restrictions on such shares, set the maximum number of shares granted to any Non-Employee Director with respect to any fiscal quarter at 4,000, and provide for a quarterly grant to non-employee directors of options with a fair market value equal to $4,500, subject to vesting, all to be effective commencing with the third fiscal quarter of the 2002 fiscal year. A copy of the Plan, as amended by the Amendment, is attached hereto as Exhibit A (the "Amended Plan"). The following summary description of the Amended Plan is qualified in its entirety by reference to the Amended Plan.

Purpose

   The purposes of the Plan are to advance the long-term interests of the Company by motivating key employees with the opportunity to obtain an equity interest in the Company, and to attract and retain key employees upon whose performance the success of the Company largely depends. Under the terms of the Plan, the Committee (as defined below) may grant stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards and/or performance shares to key employees of the Company, and shall grant shares of Common Stock and options to non-employee directors as set forth in the Plan.

   The Plan became effective on December 10, 1997 and will remain in effect so long as shares of Common Stock available for grants or awards thereunder. The Amendment, if approved by the Company's stockholders, will be effective commencing with the third fiscal quarter of the 2002 fiscal year.

Number of Shares

   The Plan provides that 2,000,000 shares of Common Stock will be available in the aggregate for the grant of stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards, grants to non-employee directors and/or performance shares from time to time. The market value of such 2,000,000 shares of Common Stock, based upon the closing trade price per share on October 11, 2001, being $0.90, is $1,800,000. No more than 300,000 shares of Common Stock subject to the Plan may be awarded in any year to any participant in the Plan.

   These numbers are subject to adjustment to reflect certain distributions of shares of stock and certain stock changes such as stock dividends, stock splits and share exchanges. Shares of Common Stock available for issuance under the Plan may be authorized but unissued treasury shares. Shares of Common Stock covered by lapsed, cancelled, surrendered or terminated options or other awards will be available again for grant under the Plan.

   As of October 19, 2001, 41,006 shares of Common Stock remain available for issuance under the Plan.

Administration; Eligibility

   The Plan is administered by a committee (the "Committee") composed of not less than two directors, each of whom shall be a "Non-Employee Director" described in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and shall come within the parameters of Treasury Regulation Section 1.162.27(e)(3)(i) (such individuals, "Non-Employee Directors"). Members of the Committee will be appointed by and will serve at the pleasure of the Board of Directors. The present members of the Committee are Messrs. Coady, Halperin and Krusen. Except with respect to Non-Employee Directors, the selection of the participants in the Plan and the extent of the participation of each will be determined by the Committee. Such participants will be employees of the Company and its subsidiaries whose performance, as determined by the Committee, can have an effect on the growth, profitability and success of the Company. As of today, the Company has approximately 177 employees, as well as five Non-Employee Directors, who will be eligible to participate in the Plan. Upon the conclusion of the Annual Meeting of Stockholders, if the Company's proposed slate of directors is elected, the Company will have four Non-Employee Directors.

Stock Options

   The Committee may grant a participant the option to purchase shares of Common Stock of the Company through incentive stock options qualified under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options not qualified under Section 422 of the Code ("non-qualified stock options") or a combination of both. Incentive stock options must be granted at not less than 100% of the fair market value of the underlying Common Stock on the date the option is granted, and at not less than 110% of such fair market value if granted to an employee who, at the time of grant, owns stock having more than 10% of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"). However, in the Committee's sole discretion, non-qualified stock options may be granted at less than fair market value. Upon exercise, the option price is to be paid in full in cash, in shares of Common Stock, in such other consideration as the Committee may deem appropriate, or through an arrangement with a broker. Options will be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no stock option may be exercisable more than ten years after the date of its grant, and with respect to an incentive stock option granted to a Ten Percent Stockholder, no such incentive stock option may be exercisable more than five years after the date of its grant.

Stock Appreciation Rights

   The Committee may grant key employees the right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the date of the agreement granting the stock appreciation right (the "base price") to its date of exercise. These stock appreciation rights may or may not be granted in tandem with stock options.

   Stock appreciation rights granted in tandem with stock options will be exercisable only to the extent the related stock option is exercisable and upon exercise of such a tandem stock appreciation right, the related stock option shall be canceled to the extent of the number of stock appreciation rights exercised. The base price for a tandem stock appreciation right that is not a limited stock appreciation right as described in the following paragraph will be determined by the Committee, but it must not be less than the exercise price of the related stock option.

   Free-standing stock appreciation rights will be exercisable at the time or times determined by the Committee. The base price for a free-standing stock appreciation right will be determined by the Committee, but it must not be less than the fair market value of the Common Stock on the date of the grant of the stock appreciation right.

Limited Stock Appreciation Rights

   The Committee may grant key employees the right to receive a payment in cash equal to the appreciation over the base price by the greater of either the highest price of shares of Common Stock paid in connection with a change in control or the highest average closing bid and ask price of the shares of Common Stock during the 60 days prior to the change in control. These limited stock appreciation rights may only be granted in tandem with a stock option or stock appreciation right, but may be granted at the time such option or stock appreciation right is granted or at any time thereafter. Limited stock appreciation rights are exercisable in full for a period of seven months following the date of a change in control.

   If limited stock appreciation rights are exercised, the stock options and stock appreciation rights to which they are attached can no longer be exercised. If the stock options or stock appreciation rights are exercised or terminated, the related unexercised limited stock appreciation rights are simultaneously canceled.

Restricted Stock Awards

   The Plan permits the Committee to award restricted stock to key employees of the Company with such terms, conditions, restrictions or limitations as the Committee deems appropriate (including, in the discretion of the Committee, without payment of consideration by the participant). While the restrictions are in effect, the

Committee may permit a participant the right to vote shares and the right to receive any dividends. Restricted stock awards may be evidenced by stock certificates, book-entry registrations or in such other manner as the Committee determines.

Grants to Non-Employee Directors

   The Plan currently provides that all Non-Employee Directors who remain as such on the last day of any given fiscal quarter will be issued quarterly, in arrears, such number of shares of Common Stock as have a fair market value equal to $7,500, with such fee being pro-rated for any director who serves less than such full fiscal quarter. Subject to approval of the Amendment, such amount shall be reduced to $3,000 commencing with the third fiscal quarter of the 2002 fiscal year, and the maximum number of shares granted to any Non-Employee Director with respect to any fiscal quarter shall be 4,000.

   If the Amendment is approved, commencing with the third quarter of the 2002 fiscal year, shares granted to Non-Employee directors will be fully vested at the time of grant. However, in accordance with the Plan as presently in effect as well as upon approval of the Amendment, with respect to fiscal quarters up to and including the second fiscal quarter of the 2002 fiscal year, any shares granted to Non-Employee Directors would be "restricted" such that any such shares will vest in equal thirds on the first, second and third anniversaries of the date of grant. Until shares granted to Non-Employee Directors vest in accordance with the immediately preceding sentence, such shares are subject to forfeiture upon the voluntary resignation of a director (but excluding voluntary resignations occurring within one-year of a "Change of Control," as defined below). For purposes of the Plan, a "Change of Control" is defined as
(i) any merger or consolidation or other corporate reorganization of the Company in which the Company is not the surviving entity; or (ii) any sale of all or substantially all of the Company's assets, in either a single transaction or a series of transactions; or (iii) a liquidation of all or substantially all of the Company's assets; or (iv) if there is a change within one twelve-month period of a majority of the directors constituting the Company's Board of Directors at the beginning of such twelve-month period; or
(v) if a single person or entity, or a related group of persons or entities, at any time beneficially owns 25% or more of the Company's outstanding voting securities; unless, with respect to clause (iv), the change of directors is approved by the Board of Directors as constituted prior to such change and no event described in clause (v) has occurred. Each Non-Employee Director may, at his option, make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended with respect to such grants.

   Commencing with the third fiscal quarter of the 2002 fiscal year, each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, effective as of the last day of each fiscal quarter, a Non-qualified Stock Option to acquire such number of Shares (subject to restrictions and risk of forfeiture) as shall have a fair market value equal to $4,500, at a per share exercise price equal to the fair market value, with such number of Shares subject to such Option being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter. For the purposes of the foregoing, the fair market value of a Share shall be the last reported trading price per Share on the last trading of a particular fiscal quarter.

   All such Options granted to Non-Employee Directors will become vested and exercisable in equal thirds on each of the first, second and third anniversaries of the date of grant; provided, that a Non-Employee Director's unvested Options shall be forfeited in the event of a voluntary resignation of such Non-Employee Director, but excluding a voluntary resignation within one year of a change of control (as defined above).

Performance Shares

   The Plan permits the Committee to grant performance shares to employees, which will entitle such employee to convert the performance shares into shares of Common Stock, into cash or into a combination thereof, as determined by the Committee, if pre-determined performance targets or goals are met. Performance goals may include, but not be limited to, one or more of the following: operating earnings, net earnings, return on equity, income, market share, stockholder return, combined ratio, level of expenses or growth in revenue. The Committee will determine the length of the performance period. Award payments made in cash rather than by the issuance of shares will not result in additional shares being available under the Plan.

Employment; Transferability

   The Committee is authorized under the Plan to adopt policies regarding the entitlement of participants who cease to be employed by the Company because of death, disability, resignation, termination or retirement. These policies may vary depending upon the specific circumstances and the individual involved.

   The Committee in its sole discretion may permit the assignment or transfer of the rights and interests of a participant under the Plan, and of any security issued or granted under the Plan; provided, however, an award under the Plan may not be assignable or transferrable unless the exercise thereof is eligible for registration on a Registration Statement on Form S-8. A Registration Statement on Form S-8 is currently effective with respect to the Plan.

Amendments

   The Committee may amend, alter or discontinue the Plan at any time but may not, without stockholder approval, make any amendment, alteration or discontinuation that would impair the rights of a participant under an award previously granted. In addition, the Committee may not, without stockholder approval, adopt any amendment which would (a) increase the number of shares of Common Stock which may be issued under the Plan (except in the event of certain extraordinary occurrences, as described in the Plan), (b) change the employees or class of employees eligible to participate in the Plan, or (c) change the terms of grants to Non-Employee Directors provided for in the Plan.

                               NEW PLAN BENEFITS

               MEMRY CORPORATION'S 1997 LONG-TERM INCENTIVE PLAN

                                                                                      Exercise Price Number of
Name and Position                                                                      Per Share(1)  Shares(2)
-----------------                                                                     -------------- ---------
James G. Binch.......................................................................    $  2.00       12,500
 Chairman and CEO                                                                        $  2.81       28,897

Robert P. Belcher....................................................................    $  1.10       40,000
 Senior Vice President--Finance and Administration, Chief Financial Officer,
   Secretary and Treasurer

Joseph Pasqualucci...................................................................    $  1.10       25,000
 Vice President and General Manager--Eastern Operations

Ming Wu..............................................................................    $  1.10       25,000
 Vice President--Office of Technology

Robert J. Thatcher...................................................................    $  2.00        8,333
 President & Chief Operating Officer(3)                                                  $  2.81       17,250

Current executive officers as a group(4).............................................      --         156,980

Current directors, who are not executive officers, as a group(5).....................    $86,553       91,108

All current employees, including all current officers who are not executive officers,
  as a group(6)......................................................................      --         334,600

--------
(1)Because options are granted with an exercise price equal to the fair market value of the underlying shares at the time of grant, the options have no readily identifiable value at such time, and the value of such options thereafter fluctuates with that of our stock price. However, we have set forth the exercise prices of such options.
(2)Grants made in fiscal year 2001 are not necessarily indicative of the levels of future grants under the Option Plan.
(3)Mr. Thatcher ceased being an executive officer of the Company as of May 21, 2001.
(4)The exercise prices with respect to the executive officers are as listed above.
(5)The non-employee directors received grants of restricted stock and the value of such stock fluctuates with that of our stock price. The value listed above represents the value of such shares as measured by the closing price of our Common Stock on the American Stock Exchange on June 29, 2001, the last business day of our fiscal year ended June 30, 2001.
(6)The exercise prices of these options are as follows: (1) options with respect to 18,100 shares are exercisable at a price of $0.90 per share, (2) options with respect to 45,400 shares are exercisable at a price of $1.00 per share, options with respect to 164,000 shares are exercisable at a price of $1.10 per share, options with respect to 100,000 shares are exercisable at a price of $1.37 per share, and (5) options with respect to 7,100 shares are exercisable at a price of $2.69 per share.

                               -----------------

Federal Income Tax Consequences

   The following is a summary of the Federal income tax treatment of the incentive stock options, non-qualified stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards and performance shares that may be granted under the Plan based upon the current provisions of the Code and regulations promulgated thereunder.

   Incentive Stock Options. Incentive stock options under the Plan are intended to meet the requirements of Section 422 of the Code. Under this section of the Code, the grant of an incentive stock option will not result in the realization of income to the option holder, and the Company will likewise not be entitled to a deduction. Furthermore, if an option holder acquires stock upon the exercise of an incentive stock option, no income will result to the option holder and the Company will be allowed no deduction as a result of such exercise if the following conditions are met: (a) at all times during the period beginning with the date of the grant of the option and ending on the date three months before the date of such exercise, the option holder is an employee of the Company or of a subsidiary; and (b) the option holder makes no disposition of the stock within two years from the date the option is granted nor within one year after the option is exercised. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock will ordinarily be treated as a capital gain, and any loss will ordinarily be treated as a capital loss, in the year of sale. Under recently enacted Federal tax law, the rate of tax applicable to such capital gain or loss will depend on the date on which the stock is acquired and the period during which it is held. The exercise of an incentive stock option may result in alternative minimum tax liability to the option holder.

   If the option holder fails to comply with the employment or holding period requirements discussed above, such person will be treated as having received compensation taxable as ordinary income and/or having received a capital gain (or loss) in accordance with the provisions of the Code. If the option holder is treated as having received compensation because of this failure to comply with either condition above, an equivalent deduction from income will be allowed to the Company in the same year.

   Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in the realization of income for Federal tax purposes for an option holder, nor will the grant entitle the Company to a tax deduction. An option holder who exercises a non-qualified stock option will generally realize compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount. The option holder's basis in such shares will be the fair market value on the date exercised, and the capital gain or loss will be recognized in the year of sale.

   Stock Appreciation Rights. The grant of a stock appreciation right will not result in tax consequences to the Company or to an award holder. A holder who exercises a stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares or other property received on the date of exercise, and the Company will be entitled to a deduction in the same amount.

   If an employee allows a stock appreciation right granted in tandem with an option to expire, otherwise than as a result of exercising a related option, the Internal Revenue Service may contend that the employee will have taxable income in the year of expiration equal to the amount of cash or the fair market value of stock or other property which he would have received if he had exercised his stock appreciation right immediately before it expired. In addition, under Treasury Regulations governing incentive stock options, a stock appreciation right with respect to an incentive stock option must be granted at the same time the incentive stock option is granted in order to ensure that the incentive stock option remains qualified as such.

   Limited Stock Appreciation Rights. The grant of a limited stock appreciation right will not result in tax consequences to the Company or to a participant. A participant who exercises a limited stock appreciation right will realize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares or other property received on the date of exercise, and the Company will be entitled to a deduction in the same amount. A participant who does not exercise at the time of a change in control and allows the limited stock appreciation rights to lapse could be taxed as though exercise had occurred at either of those two dates.

   Restricted Stock Awards. Restricted stock awards granted under the Plan will constitute taxable income to the recipient, and a deductible expense to the Company, in the year in which the restrictions lapse unless the participant elects to recognize income in the year the award is made. Unless such an election is made, the amount of the table income and corresponding deduction will be equal to the excess of the fair market value of the stock on the date the restrictions lapse over the amount, if any, paid for such stock. The Company is also allowed a compensation deduction for dividends paid to participants (provided they have not elected to recognize income at the time of the award) on restricted stock while the restrictions remain in force.

   Performance Shares. Performance Shares awarded under the Plan will not constitute a taxable event to the recipient until such time as the recipient actually receives shares of Common Stock or cash or other property related to such award. The amount of taxable income will be equal to the amount of cash received or the fair market value of stock or other property received at such time. The Company will be entitled to a compensation deduction in the same year.

Recommendation of the Board of Directors

   The Board of Directors recommends approval of the Amendment. Proxies solicited by the Board of Directors will be voted FOR the Amendment unless stockholders specify otherwise.

Interest of Certain Persons

   If the Amendment is approved at the Annual Meeting of Stockholders, the Directors' ongoing quarterly compensation will be modified as described above.

                             INDEPENDENT AUDITORS

   McGladrey & Pullen, LLP ("M&P") have audited the consolidated financial statements of the Company for the fiscal years ended June 30, 2001, June 30, 2000 and June 30, 1999. The selection of M&P was made by the Audit Committee of the Board of Directors which, at the time of such selection, reviewed the professional competence of the firm and its audit scope. It is expected that a representative of M&P will be present at the Annual Meeting to respond to appropriate questions of stockholders and to make a statement if he so desires.

   The aggregate fees billed by M&P covering the audit and quarterly reviews completed during fiscal 2001 were $94,256, and for all other non-audit services were $33,516. The Audit Committee of the Board of Directors of the Company believes that the non-audit services provided to the Company by M&P are compatible with maintaining M&P's independence.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be presented at the Company's 2002 Annual Meeting of Stockholders, which the Company contemplates holding in December 2002, must be received at the Company's principal executive offices located at 3 Berkshire Boulevard, Bethel, Connecticut 06801 on or before August 14, 2002 for consideration for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Company's management does not know of any business, other than that mentioned above, which will be presented for consideration at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their judgment on such matters.

                          ANNUAL REPORT ON FORM 10-K

   The Company hereby undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules thereto, that has been filed with the Securities and Exchange Commission pursuant to rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the fiscal year ended June 30, 2001. Any such requests should be made in writing to Robert P. Belcher, Secretary, Memry Corporation, 3 Berkshire Boulevard, Bethel, Connecticut 06801.

                                        By Order of the Board of Directors,

                                        /s/ Robert P. Belcher

                                        Robert P. Belcher
                                        Secretary

October 29, 2001

                                                                       EXHIBIT A

    MEMRY CORPORATION'S AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN

   SECTION 1. PURPOSES. The purposes of Memry Corporation's 1997 Long-Term Incentive Plan (the "Plan") are to encourage selected key employees and the directors of Memry Corporation (the "Company") and its Affiliates (as hereinafter defined) to acquire a proprietary and vested interest in the growth and performance of the Company and to generate an increased incentive to contribute to the Company's future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders and the ability of the Company to attract and retain individuals of exceptional talent.

   SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

      (a) "Award" shall mean any Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock Award, Performance Share or any other right, interest, or option granted pursuant to the provisions of the Plan.

      (b) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both the Company and the Participant or by both the Company and a Non-Employee Director.

      (c) "Board" shall mean the Board of Directors of the Company.

      (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including the rules, regulations, and interpretations promulgated thereunder.

      (e) "Committee" shall mean the Compensation Committee of the Board, composed of not less than two directors each of whom is a Non-Employee Director.

      (f) "Company" shall mean Memry Corporation.

      (g) "Dividend Equivalent" shall mean any right granted pursuant to
   Section 14(i) hereof to receive an equivalent amount of interest or dividends with respect to the number of shares covered by an Award.

      (h) "Employee" shall mean any salaried employee of the Company or of any Affiliate.

      (i) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

      (j) "Incentive Stock Option" shall mean an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

      (k) "Limited Stock Appreciation Right" shall mean a Stock Appreciation Right that can only be exercised in the event of a change in control, according to the definition and provisions of Section 8 of the Plan.

      (l) "Non-Employee Director" shall mean a person described in both (i) Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Securities and Exchange Commission, and (ii) Treasury Regulation Section 1.162-27(e)(3)(i), or any successor provision, adopted by the Department of the Treasury.

      (m) "Non-qualified Stock Option" shall mean an Option granted to a Participant under Section 6 hereof that is not intended to be an Incentive Stock Option.

      (n) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

      (o) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

      (p) "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value per Share on the close of business on the last day of a Performance Cycle.

      (q) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

      (r) "Performance Cycle" or "Cycle" shall mean the period of time selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

      (s) "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

      (t) "Performance Share" shall mean an Award granted pursuant to Section 10 hereof which shall represent the right, subject to the terms set forth in
   Section 10 hereof, to either one Share or the Payment Value in cash of one Share.

      (u) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

      (v) "Restricted Stock Award" shall mean an award of Restricted Stock under Section 9 hereof.

      (w) "Shares" shall mean shares of the common stock of the Company, $0.01 par value per share, and such other securities of the Company as the Committee may from time to time determine.

      (x) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right as specified by the Committee, in its sole discretion, on the date of grant, which shall not be less than the Fair Market Value of one Share on such date. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

      (y) "Stockholder Meeting" shall mean the annual meeting of stockholders of the Company held each year.

   SECTION 3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees of the Company to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Award to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; provided, however, that Shares subject to any form of award granted to any individual employee during any calendar year shall not exceed a total of 300,000 Shares;
(iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any Employee of the Company or of any Affiliate. Notwithstanding the above, the Committee shall not have discretion with respect of any Shares granted to Non-Employee Directors pursuant to
Section 11 hereof. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

   SECTION 4. SHARES SUBJECT TO THE PLAN.

   (a) Subject to adjustment as provided in Section 4(b), the total number of Shares available for grant under the Plan shall be 2,000,000 Shares. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

   (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the type and aggregate number of Shares which may be delivered under the Plan (or to any individual in any calendar year) or such other securities to be delivered in place thereof, and in the number of and exercise price of Shares subject to outstanding Options granted under the Plan, and in the value or number of Shares subject to Awards granted under the Plan, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number, and provided further, that the Options and number of Shares granted to Non-Employee Directors pursuant to
Section 11 hereof and the Options and number of Shares subject in the future to be granted pursuant to Section 11 hereof shall be subject to adjustment only as set forth in Section 11.

   SECTION 5. ELIGIBILITY. Any Employee (excluding any member of the Committee) shall be eligible to be selected as a Participant. All Non-Employee Directors shall automatically be eligible to receive Awards pursuant to Section 11.

   SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

      (a) Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that such purchase price in the case of Incentive Stock Options shall not be less than the Fair Market Value of the Share on the date of the grant of the Option; provided further that the purchase price per Share for an Incentive Stock Option granted to an Employee who, at the time of grant, owns stock having more than 10 percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), shall not be less than 110 percent of the Fair Market Value on the date of grant, all as determined by the Committee.

      (b) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted; provided further that no Incentive Stock Option granted to an Employee who is a Ten Percent Stockholder shall be exercisable after the expiration of five years form the date the Option is granted.

      (c) Exercisability. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant.

      (d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at any time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration, or through an arrangement with a broker in which the Participant delivers to the Company an irrevocable notice of exercise accompanied by the broker's payment in full and an irrevocable instruction to the Company to deliver the Shares issuable upon exercise to the broker for the Participant's account.

      (e) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or subsidiary of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of
   Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

   SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Non-qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

   SECTION 8. LIMITED STOCK APPRECIATION RIGHTS.

   Limited Stock Appreciation Rights may be granted hereunder to Participants in relation to any Option or Stock Appreciation Right granted under the Plan. A Limited Stock Appreciation Right may be granted at the time the Option or Stock Appreciation Right is granted or at any time thereafter. Limited Stock Appreciation Rights are exercisable in full for a period of seven months following the date of a Change in Control as defined in Section 12(b).

   (a) Amount of Payment. The amount of payment to which a Participant shall be entitled upon the exercise of each Limited Stock Appreciation Right shall be equal to the difference between the Option price of the Shares covered by the related Option or Stock Appreciation Right and the Market Price of such Shares. Market Price is defined to be the greater of (i) the highest price of the Shares paid in connection with a Change in Control and (ii) (a) if the Shares are traded on an exchange, the highest closing trade price per Share on such exchange during the 60-day period prior to the Change in Control, and (b) if the Shares are not traded on an exchange, but are traded over-the-counter, the average of the highest daily closing bid and ask price per Share during the 60-day period prior to the Change in Control, in either case as reasonably determined by the Corporation.

   (b) Form of Payment. Payments to Participants upon the exercise of Limited Stock Appreciation Rights shall be made solely in cash.

   (c) Effect of Exercise. If Limited Stock Appreciation Rights are exercised, the Options and Stock Appreciation Rights related to them cease to be exercisable. Upon the exercise or termination of the Options or Stock Appreciation Rights, the related unexercised Limited Stock Appreciation Rights terminate.

   SECTION 9. RESTRICTED STOCK.

   (a) Issuance. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or such consideration as may be determined by the Committee to be appropriate, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

   (b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

   (c) Forfeiture. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period specified in connection with such award, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company; provided that in the event of a Participant's retirement, permanent disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture upon satisfaction of all requirements under the applicable Restricted Stock Award, as determined or modified by the Committee.

   SECTION 10. PERFORMANCE SHARES.

   (a) Issuance. Performance Shares may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms of Performance Shares need not be the same with respect to each recipient. Performance Shares shall entitle the recipient thereof to convert same into Shares, cash, or a combination thereof, as determined by the Committee, based upon satisfaction of pre-determined performance targets or goals. The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such Shares for each Performance Cycle, and to determine the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

   (b) Performance Goals. The Committee shall establish Performance Goals for each Cycle based on any one or more of the following, or any other factor the Committee deems to be relevant: the operating earnings, net earnings, return on equity, income, market share, stockholder return, combined ratio, level of expenses or growth in revenue. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine; provided, however, that no such adjustment shall be applicable to the extent such adjustment would result in a disallowance of a tax deduction pursuant to Section 162(m) of the Code.

   (c) Determination of Earned Performance Shares. As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

   (d) Payment Values. As soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (c), above, the Committee shall determine whether the Participant should be distributed cash and/or Shares. To the extent that distributions are made in cash, the amount of cash distributed shall be equal to the number of earned Performance Shares for which cash is being distributed, times the Payment Value. Award payments made in cash rather than by the issuance of Shares shall not result in additional Shares being available under the Plan. To the extent that distributions are made in Shares, the number of Shares distributed shall be equal to the number of earned Performance Shares for which Shares are being distributed.

   SECTION 11. NON-EMPLOYEE DIRECTORS' STOCK AND OPTION GRANTS.

   (a) Grant of Shares. (1) With respect to fiscal quarters up to and including the second quarter of the 2002 fiscal year, all Non-Employee Directors who remain as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, within 60 days of the last day of each fiscal quarter, such number of Shares (subject to the restrictions and risk of forfeiture as set forth in Section 11(b) below) as shall have a fair market value equal to $7,500 with such fee being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter. (2) Beginning with respect to the third fiscal quarter of the 2002 fiscal year, each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, within 60 days of the last day of each fiscal quarter, such number of Shares (subject to restrictions and risk of forfeiture as set forth in Section 11(b) below) as shall have a fair market value equal to $3,000, with such fee being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter. For the purposes of the foregoing, the fair market value of a Share shall be the last reported trading price per Share on the last trading of a particular fiscal quarter. Notwithstanding the foregoing, the maximum number of shares granted to any Non-Employee Director pursuant to this subsection (a) with respect to any fiscal quarter shall be 4,000.

   (b) (1) With respect to fiscal quarters up to and including the second quarter of the 2002 fiscal year, all Shares granted to Non-Employee Directors pursuant to this Section 11 shall be "restricted" and subject to forfeiture until such Shares vest in accordance with the immediately succeeding sentence. Shares granted to Non-Employee Directors shall vest in equal thirds on each of the first, second and third anniversaries of the date of grant. Prior to vesting such Shares shall be subject to forfeiture upon the voluntary resignation of such Non-Employee Director. Prior to vesting, such Shares shall be subject to forfeiture upon the voluntary resignation of such Non-Employee Director, but excluding voluntary resignations within one year of a change of control (as defined below). For purposes of this Section 11, "Change of Control" shall mean (i) any merger, consolidation or other corporate reorganization of the Company in which the Company is not the surviving entity; or (ii) any sale of all or substantially all of the Company's assets, in either a single transaction or a series of transactions; or (iii) a liquidation of all or substantially all of the Company's assets; or (iv) if there is a change within one twelve-month period of a majority of the directors constituting the Company's Board of Directors at the beginning of such twelve-month period; or
(v) if a single person or entity, or a related group of persons or entities, at any time subsequent to the date of grant acquires beneficial ownership of 25% or more of the Company's outstanding voting securities; unless, with respect to clause (iv), the change of directors is approved by the Board of Directors as constituted prior to such change and no event described in clause (v) has occurred. (2) Beginning with respect to the third quarter of the 2002 fiscal year, Shares granted to Non-Employee directors pursuant to this Section 11 shall be fully vested at the time of grant.

   (c) Grant of Options. Beginning with respect to the third fiscal quarter of the 2002 fiscal year, each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, effective as of the last day of each fiscal quarter, a Non-qualified Stock Option to acquire such number of Shares (subject to restrictions and risk of forfeiture as set forth in Section 11(d) below) as shall have a fair market value equal to $4,500, at a per share exercise price equal to the fair market value, with such number of Shares subject to such Option being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter. For the purposes of the foregoing, the fair market value of a Share shall be the last reported trading price per Share on the last trading of a particular fiscal quarter.

   (d) Option Vesting and Forfeiture. All Options granted to Non-Employee Directors pursuant to this Section shall become vested and exercisable in equal thirds on each of the first, second and third anniversaries of the date of grant; provided, that a Non-Employee Director's unvested Options shall be forfeited in the event of a voluntary resignation of such Non-Employee Director, but excluding a voluntary resignation within one year of a change of control (as defined in subsection (b) above).

   (e) Adjustment of Award. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that the Shares of the Company are changed into or become exchangeable for a different security, thereafter the Shares and Options subject to be granted to Non-Employee Directors pursuant to the provisions of this Section 11, and the number of Shares subject to, and exercise prices of, outstanding Options previously granted to Non-Employee Directors pursuant to the provisions of this Section 11, shall be adjusted accordingly.

   (f) 83(b) Election. Non-Employee Directors that are granted Shares pursuant to this Section 11 may, at their option, make an election pursuant to Section 83(b) of the Code.

   SECTION 12. CHANGE IN CONTROL.

   (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award (except Shares granted pursuant to Section 11), either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; or
(iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control. In addition, the Committee, upon receiving approval of a majority of the full Board, may, in its discretion, cause any Award outstanding at such time to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

   (b) A "Change in Control" shall be deemed to have occurred if (i) any Person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Director (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

   SECTION 13. AMENDMENTS AND TERMINATION. The Committee may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant's consent, or that without the approval of the Stockholders as required by applicable law would:

      (a) except as is provided in Section 4(b) or 11(b) of the Plan, increase the total number of Shares reserved for the purposes of the Plan;

      (b) change the Employees or class of Employees eligible to participate in the Plan; or

      (c) change in any way the Shares provided for in Section 11 of the Plan.

The Committee may amend the terms of any Award theretofore granted (except Shares granted pursuant to Section 11 hereof), prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent. The Committee may also substitute new Awards for Awards previously granted to Participants, including without limitation previously granted Options having Fair Market Value or higher option prices.

   SECTION 14. GENERAL PROVISIONS.

   (a) At the sole discretion of the Committee at the time of grant, Awards may be assignable or transferable by a Participant or a Non-Employee Director; provided that no Award shall be assignable or transferable unless the exercise of such Award and subsequent sale may be covered by a Registration Statement on Form S-8.

   (b) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Options, exceed a period of ten (10) years from the date of its grant; provided further that in no event shall the term of any Incentive Stock Option, or any Stock Appreciation Right related to any Incentive Stock Option granted to a Ten Percent Stockholder exceed a period of five (5) years from the date of its grant.

   (c) Nothing in this Plan shall confer upon any Employee or Participant any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of any Company or any Affiliate to terminate his or her employment at any time. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

   (d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an Award Agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

   (e) Subject to Section 13 hereof, the Committee shall be authorized to make adjustments in performance award standards or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. Notwithstanding the above, the Committee shall not have the right to make any adjustments in the terms or conditions of Shares granted pursuant to Section 11 hereof.

   (f) The Committee shall have full power and authority to determine any other type and form of Award beyond those enumerated above to grant a Participant for the furtherance of the purposes of the Plan.

   (g) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award (other than Shares granted pursuant to Section 11 hereof) shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee.

   (h) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   (i) Subject to the provisions of this Plan and any Award Agreement, therecipient of an Award may, if sodetermined the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or Dividend Equivalents, with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

   (j) As circumstances may from time to time require, the Committee may in its sole discretion make available to Participants loans for the purpose of exercising Options.

   (k) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes (but not for social security and Medicare taxes) up to the Participant's marginal tax rate.

   (l) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

   (m) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

   (n) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

   SECTION 15. SPECIAL CALIFORNIA PROVISIONS.

   Notwithstanding anything to the contrary in the Plan or in any Award Agreement, no Awards shall be granted to Employees resident in the State of California unless either (i) the Award agreement entered into in connection with such grant conforms in all respects with the State of California's Blue Sky Regulations, as same may be amended (the "California Regulations"), including, without limitation, the requirements of Rule 260.140.41 of the California Regulations, or (ii) the offer and sale of Shares upon the exercise of such Award to such California resident is exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law, as same may be amended. Without limiting the foregoing, each Option and Award, as the case may be, granted or made to a California resident and subject to clause
(i) immediately above, shall provide for or comply with, as the case may be, each of the following, whether set forth in the applicable Award Agreement or incorporated therein by reference to the Plan:

      (a) subject to any higher minimum purchase price per Share provided for elsewhere in the Plan, each Option shall have a purchase price per Share which is not less than 85% of its "fair value" (as defined in Section
   260.140.50 of the California Regulations) on the date of grant;

      (b) each Option shall have an exercise period of not more than 120 months from the date the Option is granted;

      (c) each Option shall be nontransferable other than by will or the laws of descent and distribution;

      (d) each Option shall provide for a right to exercise the Option at the rate of at least 20% per year over 5 years from the date the Option is granted, subject to reasonable conditions such as continued employment, provided, however, that, in the case of an Option granted to officers, directors or consultants of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or any of its affiliates;

      (e) each Option shall, unless employment is terminated for "cause", as defined by applicable law, the terms of the Plan or the applicable Award Agreement or contract of employment, as the case may be, provide for the right to exercise in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, as follows:

          (1) At least 6 months from the date of termination if termination was caused by death or disability; and

          (2) At least 30 days from the date of termination if termination was caused by other than death or disability;

      (f) no Performance Shares shall be issued to any California resident unless, at the time of grant, such person is paid salary by the Company or any of its affiliates at the rate of $60,000 per annum or more; and

      (g) no Award made to a California resident, excluding any Award made to any officer, director or consultant of the Company or any of its affiliates, shall provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date previously fixed by the Committee.

                                                                       EXHIBIT B

                   MEMRY CORPORATION AUDIT COMMITTEE CHARTER

Organization

   There shall be a committee of the Board of Directors of Memry Corporation (the "Corporation") to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The Audit Committee shall provide assistance to the members of the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, the quality and integrity of the financial reports of the Corporation, and the process by which the Corporation maintains control of its assets. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Corporation.

Responsibilities

   In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible, in order best to react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Audit Committee shall:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

  . Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review any policy statements to determine their adherence to the code of conduct.

  . Review the financial statements contained in the Annual Report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning within the Corporation.

  . Develop procedures to make sure that the Audit Committee receives the information necessary to perform both its audit review and other functions.

  . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                MEMRY CORPORATION

                            PROXY FOR ANNUAL MEETING

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




The undersigned, revoking all previous proxies, hereby appoints James G. Binch and Robert P. Belcher, or either of them (the "Proxies"), as attorneys and proxies, each with full power of substitution and all of the powers which the undersigned would possess, if present in person, to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Memry Corporation (the "Company") registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on December 12, 2001 and at any adjournment thereof.

The shares represented hereby will be voted as directed by this Proxy. If no direction is made, the Proxies will vote such shares FOR the election of all nominees for director listed under Proposal No. 1 and FOR the adoption of the amendment to Memry Corporation's 1997 Long-Term Incentive Plan described in Proposal No. 2, and such Proxies will vote in accordance with their discretion on such other matters as may properly come before the meeting.

          (IMPORTANT - TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

1.   ELECTION OF DIRECTORS

     NOMINEES: James G. Binch, W. Andrew Krusen, Jr., Jack H. Halperin, Esq.,
               Kempton J. Coady, III and Dr. Andrew L. Lux

     [ ] FOR all nominees    [ ] WITHHELD from all nominees
     FOR, except vote withheld from the following nominee(s): [ ] ______________

2. Proposal to adopt the amendment to Memry Corporation's 1997 Long-Term Incentive Plan.

                       [ ] FOR [ ] AGAINST [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                        -------------------------------------
                                        Signature of Stockholder


                                        -------------------------------------
                                        Signature if held jointly


                                        Date:                         , 2001
                                             ------------------------



                              Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If a corporation, please sign in full corporate name by president, or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope.